Exhibit 99.1

    NEWS

FOR IMMEDIATE RELEASE

KEYCORP REPORTS FIRST QUARTER 2013

NET INCOME OF $196 MILLION, OR $.21 PER COMMON SHARE

Net interest income was $583 million, up $30 million, or 5.4% from first quarter of 2012

Average total loans increased to $52.6 billion, up 6.5% from first quarter of 2012 led by

16.4% growth in commercial and industrial loans

Average total deposits increased to $63.6 billion, up 6.7% from first quarter of 2012

Net loan charge-offs declined 51% from one year ago to

$49 million representing 38 basis points of average total loans

First quarter expenses were $681 million including $15 million of charges for efficiency initiative

Cash efficiency ratio improved to 66.0% from 67.7% one year ago

CLEVELAND, April 18, 2013 – KeyCorp (NYSE: KEY) today announced first quarter net income from continuing operations attributable to Key common shareholders of $196 million, or $.21 per common share, compared to $190 million, or $.20 per common share for the fourth quarter of 2012, and $195 million, or $.20 per common share for the first quarter of 2012. During the first quarter Key incurred $15 million, or $.01 per common share of costs associated with its previously announced efficiency initiative.

SIGNIFICANT EVENTS

Agreement to sell Victory Capital Management and Victory Capital Advisors

•	Victory results moved to discontinued operations for all periods presented

•	Sale expected to close during the third quarter of 2013

•	Estimated after-tax gain to be in the range of $145-$155 million

Continued progress on efficiency initiative

•	Cash efficiency ratio improved to 66.0%

•	Noninterest expense of $15 million, or $.01 per share associated with efficiency initiative during the first quarter of 2013

•	Run rate savings of approximately $105 million annualized

Executing on capital management priorities

•	Key’s capital plan received no objection from the Federal Reserve

•	Board authorized a common share repurchase program of up to $426 million

•	Board will consider an increase to the quarterly common share dividend to $.055 per share at May meeting

•	Key seeking no objection from the Federal Reserve to use the gain realized from the sale of Victory to repurchase common shares

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

“Our first quarter results highlight the strength of our business model and the progress we are making to ensure that Key is well-positioned for future growth,” said Chairman and Chief Executive Officer Beth E. Mooney. “We continued to experience growth in average loans; however, our customers remained cautious regarding the overall strength of the economy and were somewhat restrained in their borrowing during the quarter following a very strong fourth quarter. Credit quality improved once again and we showed good progress controlling our expenses and improving our cash efficiency ratio to 66% during the quarter.”

“Through the first quarter, we have realized $105 million in annualized expense savings, significant progress toward our $200 million goal by the end of 2013,” continued Mooney. “During the second quarter we expect to make further progress on our efficiency efforts as we consolidate branch locations and continue to work toward creating a variable cost base.”

Mooney added: “Capital management also remains a priority for Key. In the first quarter, we repurchased 6.8 million shares and over the next four quarters, we expect to return a significant amount of our net income to shareholders through our planned capital actions we announced last month at the conclusion of the CCAR review. Our plan included a share repurchase program of up to $426 million, which the Board approved last month, and an opportunity to increase the quarterly common share dividend by 10% to $.055 per share, which the Board will evaluate at their May meeting.”

FIRST QUARTER 2013 FINANCIAL RESULTS

•	Net interest income of $583 million, up $30 million from one year ago

•	Net interest margin of 3.24%, up eight (8) basis points from the first quarter of 2012

•	Continued average loan growth driven by 16.4% increase in commercial, financial and agricultural loans from one year ago

•	Average deposits increased 6.7% from the first quarter of 2012

•	Noninterest expense included $15 million associated with the efficiency initiative

•	Cash efficiency ratio improved to 66.0%, down from 67.7% one year ago

•	Net loan charge-offs decreased 51% from the first quarter of 2012 to .38% of average total loans

•	Maintained solid balance sheet with Tier 1 common equity of 11.39%

Selected Financial Highlights

dollars in millions, except per share data				Change 1Q13 vs.
	1Q13	4Q12	1Q12	4Q12	1Q12
Income (loss) from continuing operations attributable to Key common shareholders	$196	$190	$195	3.2%	.5%
Income (loss) from continuing operations attributable to Key common shareholders per common share — assuming dilution	.21	.20	.20	5.0	5.0
Return on average total assets from continuing operations	.99%	.96%	1.01%	N/A	N/A
Tier 1 common equity	11.39	11.36	11.55	N/A	N/A
Book value at period end	$10.89	$10.78	$10.26	1.0%	6.1%
Net interest margin (TE) from continuing operations	3.24%	3.37%	3.16%	N/A	N/A

TE = Taxable Equivalent, N/A = Not Applicable

INCOME STATEMENT HIGHLIGHTS

Revenue

dollars in millions				Change 1Q13 vs.
	1Q13	4Q12	1Q12	4Q12	1Q12
Net interest income (TE)	$589	$607	$559	(3.0)%	5.4%
Noninterest income	425	439	442	(3.2)	(3.8)

Total revenue	$1,014	$1,046	$1,001	(3.1)%	1.3%

TE = Taxable Equivalent

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Taxable-equivalent net interest income was $589 million for the first quarter of 2013, and the net interest margin was 3.24%. These results compare to taxable-equivalent net interest income of $559 million and a net interest margin of 3.16% for the first quarter of 2012. The increase in net interest income and the net interest margin was primarily a result of a change in funding mix from the redemption of certain trust preferred securities, maturity of long-term debt, and maturity of higher-costing certificates of deposit during 2012.

Compared to the fourth quarter of 2012, taxable-equivalent net interest income decreased by $18 million, and the net interest margin declined by 13 basis points. The decrease in net interest income was primarily due to a lower day count and a decline in the net interest margin, which was partially offset by an increase in average earning asset balances. The decline in the net interest margin was largely attributable to lower yields on loans and investment securities and an increase in short-term investments.

Noninterest Income (a)

dollars in millions				Change 1Q13 vs.
	1Q13	4Q12	1Q12	4Q12	1Q12
Trust and investment services income	$95	$95	$96	—	(1.0)%
Investment banking and debt placement fees	79	110	61	(28.2)%	29.5
Service charges on deposit accounts	69	75	68	(8.0)	1.5
Operating lease income and other leasing gains	23	19	52	21.1	(55.8)
Corporate services income	45	41	44	9.8	2.3
Cards and payments income	37	38	29	(2.6)	27.6
Corporate-owned life insurance income	30	36	30	(16.7)	—
Consumer mortgage income	7	11	9	(36.4)	(22.2)
Net gains (losses) from principal investing	8	2	35	300.0	(77.1)
Other income	32	12	18	166.7	77.8

Total noninterest income	$425	$439	$442	(3.2)%	(3.8)%

(a)	The noninterest income line items in the table above have been changed for the current quarter and all prior quarters to reflect Key’s current business mix.

Key’s noninterest income was $425 million for the first quarter of 2013, compared to $442 million for the year-ago quarter. Operating lease income and other leasing gains decreased $29 million primarily due to a $20 million gain on the early termination of a leveraged lease one year ago, and net gains (losses) from principal investing decreased by $27 million. These decreases were partially offset by an $18 million increase in investment banking and debt placement fees and a $14 million increase in other income.

Compared to the fourth quarter of 2012, noninterest income decreased by $14 million. Investment banking and debt placement fees declined $31 million. Service charges on deposit accounts and corporate-owned life insurance income each decreased $6 million. These declines in noninterest income were partially offset by a $6 million increase in net gains (losses) from principal investing and a $20 million increase in other income.

Noninterest Expense

dollars in millions				Change 1Q13 vs.
	1Q13	4Q12	1Q12	4Q12	1Q12
Personnel expense	$391	$422	$372	(7.3)%	5.1%
Nonpersonnel expense	290	312	307	(7.1)	(5.5)

Total noninterest expense	$681	$734	$679	(7.2)%	.3%

N/M = Not Meaningful

Key’s noninterest expense was $681 million for the first quarter of 2013, compared to $679 million for the same period last year. Personnel expense increased $19 million due to several factors – an increase in technology contract labor; higher incentive compensation expense accruals; and severance expense associated with Key’s efficiency initiative. Nonpersonnel expense decreased $17 million from one year ago.

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Marketing expense, operating lease expense and various other miscellaneous expenses decreased from the year ago quarter. These declines were partially offset by an increase of $11 million related to the amortization of the intangible assets associated with the third quarter 2012 acquisitions of the previously announced credit card portfolio as well as the branches in Western New York.

Compared to the fourth quarter of 2012, noninterest expense decreased by $53 million. Personnel expense declined $31 million as salaries, technology contract labor, incentive compensation, employee benefits, stock-based compensation and severance expenses were all down from the fourth quarter of 2012. Nonpersonnel expense decreased $22 million from the fourth quarter of 2012. Business services and professional fees declined $19 million, and marketing expense decreased $14 million. These decreases were partially offset by an increase in the provision (credit) for losses on lending-related commitments, which was an expense of $3 million for the current quarter compared to a credit of $14 million for the prior quarter.

BALANCE SHEET HIGHLIGHTS

As of March 31, 2013 and December 31, 2012, Key had total assets of $89.2 billion compared to $87.4 billion at March 31, 2012.

Average Loans

dollars in millions				Change 3-31-13 vs.
	3-31-13	12-31-12	3-31-12	12-31-12	3-31-12
Commercial, financial and agricultural (a)	$23,317	$22,436	$20,031	3.9%	16.4%
Other commercial loans	13,493	13,494	14,730	N/M	(8.4)
Total home equity loans	10,200	10,218	9,694	(.2)	5.2
Other consumer loans	5,616	5,711	4,975	(1.7)	12.9

Total loans	$52,626	$51,859	$49,430	1.5%	6.5%

(a)	Commercial, financial and agricultural average balance for the three months ended March 31, 2013 and December 31, 2012 includes $91 million and $90 million of assets from commercial credit cards, respectively.

Average loans were $52.6 billion for the first quarter of 2013, an increase of $3.2 billion compared to the first quarter of 2012. Commercial, financial and agricultural loans grew by $3.3 billion over the year-ago quarter, with strong growth across Key’s corporate and middle market segments. In addition, the third quarter 2012 credit card portfolio and Western New York branch acquisitions added $1 billion of mostly consumer loans. This growth was partially offset by managed declines in the commercial real estate portfolio, the equipment lease portfolio, which included the early termination of certain leveraged leases in the exit portfolio in 2012, and run-off of consumer loans in the designated exit portfolio.

Compared to the fourth quarter of 2012, average loans increased by $767 million. This average loan growth was attributable to an increase in commercial, financial and agricultural loans, partially offset by a decrease in home equity and other consumer loans.

Key originated approximately $8.5 billion in new or renewed lending commitments to consumers and businesses during the first quarter of 2013, compared to $10.2 billion during the fourth quarter of 2012 and $8.3 billion during the first quarter of 2012.

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Average Deposits

dollars in millions				Change 3-31-13 vs.
	3-31-13	12-31-12	3-31-12	12-31-12	3-31-12
Non-time deposits	$56,273	$56,229	$49,560	.1%	13.5%
Certificates of deposits ($100,000 or more)	2,911	2,992	4,036	(2.7)	(27.9)
Other time deposits	4,451	4,714	6,035	(5.6)	(26.2)

Total deposits	$63,635	$63,935	$59,631	(.5)%	6.7%

Cost of interest-bearing deposits	.43%	.47%	.76%	N/A	N/A

N/A = Not Applicable

Average deposits totaled $63.6 billion for the first quarter of 2013, an increase of $4 billion compared to the year-ago quarter. The growth reflects an increase in demand deposits of $2.9 billion and interest-bearing non-time deposits of $4.1 billion (including the impact of Key’s third quarter 2012 Western New York branch acquisition, which added $2 billion of mostly interest-bearing non-time deposits). This deposit growth was partially offset by $3 billion of run-off from one year ago in certificates of deposit and other time deposits.

Compared to the fourth quarter of 2012, average deposits decreased by $300 million. This decline was primarily due to a decrease in deposits in foreign office.

ASSET QUALITY

dollars in millions				Change 1Q13 vs.
	1Q13	4Q12	1Q12	4Q12	1Q12
Net loan charge-offs	$49	$58	$101	(15.5)%	(51.5)%
Net loan charge-offs to average total loans	.38%	.44%	.82%	N/A	N/A
Nonperforming loans at period end (a)	$650	$674	$666	(3.6)	(2.4)
Nonperforming assets at period end	705	735	767	(4.1)	(8.1)
Allowance for loan and lease losses	893	888	944	.6	(5.4)
Allowance for loan and lease losses to nonperforming loans	137%	132%	142%	N/A	N/A
Provision (credit) for loan and lease losses	$55	$57	$42	(3.5)%	31.0%

(a)	March 31, 2013 and December 31, 2012 amounts exclude $22 million and $23 million, respectively, of purchased credit impaired loans acquired in July 2012.

N/A = Not Applicable, N/M = Not Meaningful

Key’s provision for loan and lease losses was $55 million for the first quarter of 2013, compared to $57 million for the fourth quarter of 2012 and $42 million for the year-ago quarter. Key’s allowance for loan and lease losses was $893 million, or 1.70% of total period-end loans at March 31, 2013, compared to 1.68% at December 31, 2012, and 1.92% at March 31, 2012.

Net loan charge-offs for the first quarter of 2013 totaled $49 million, or .38% of average total loans. These results compare to $58 million, or .44% for the fourth quarter of 2012, and $101 million, or .82% for the same period last year.

At March 31, 2013, Key’s nonperforming loans totaled $650 million and represented 1.24% of period-end portfolio loans, compared to 1.28% at December 31, 2012 and 1.35% at March 31, 2012. Nonperforming loans at December 31, 2012 included $46 million of loans related to the regulatory guidance issued in the second and third quarters of 2012. Nonperforming assets at March 31, 2013, totaled $705 million and represented 1.34% of period-end portfolio loans and OREO and other nonperforming assets, compared to 1.39% at December 31, 2012, and 1.55% at March 31, 2012. OREO balances declined $40 million from one year ago to $21 million at March 31, 2013.

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

CAPITAL

Key’s estimated risk-based capital ratios included in the following table continued to exceed all “well-capitalized” regulatory benchmarks at March 31, 2013.

Capital Ratios

	3-31-13	12-31-12	3-31-12
Tier 1 common equity (a), (b)	11.39%	11.36%	11.55%
Tier 1 risk-based capital (a)	12.18	12.15	13.29
Total risk based capital (a)	15.01	15.13	16.68
Tangible common equity to tangible assets (b)	10.24	10.15	10.26

(a)	3-31-13 ratio is estimated.
(b)	The table entitled “GAAP to Non-GAAP Reconciliations” in the attached financial supplement presents the computations of certain financial measures related to “tangible common equity” and “Tier 1 common equity.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.

As shown in the preceding table, at March 31, 2013, Key’s estimated Tier 1 common equity and Tier 1 risk-based capital ratios stood at 11.39% and 12.18%, respectively. In addition, the tangible common equity ratio was 10.24% at March 31, 2013.

Summary of Changes in Common Shares Outstanding

in thousands				Change 1Q13 vs.
	1Q13	4Q12	1Q12	4Q12	1Q12
Shares outstanding at beginning of period	925,769	936,195	953,008	(1.1)%	(2.9)%
Common shares repurchased	(6,790)	(10,530)	—	N/M	N/M
Shares reissued (returned) under employee benefit plans	3,602	104	3,094	N/M	16.4

Shares outstanding at end of period	922,581	925,769	956,102	(.3)%	(3.5)%

N/M = Not Meaningful

During the first quarter of 2013, Key completed $65 million of Common Share repurchases on the open market under Key’s share repurchase program. Key’s authority to repurchase Common Shares under the 2012 capital plan expired on March 31, 2013.

Key’s Board of Directors has authorized management, pursuant to the 2013 capital plan submitted to the Federal Reserve and not objected to by the Federal Reserve, to repurchase up to $426 million of Key’s Common Shares. Common Share repurchases under the new 2013 capital plan authorization are expected to be executed from the second quarter of 2013 through the first quarter of 2014.

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

LINE OF BUSINESS RESULTS

The following table shows the contribution made by each major business segment to Key’s taxable-equivalent revenue from continuing operations and income (loss) from continuing operations attributable to Key for the periods presented. For more detailed financial information pertaining to each business segment, see the tables at the end of this release.

Major Business Segments

dollars in millions				Change 1Q13 vs.
	1Q13	4Q12	1Q12	4Q12	1Q12
Revenue from continuing operations (TE)
Key Community Bank	$549	$580	$532	(5.3)%	3.2%
Key Corporate Bank	379	403	378	(6.0)	.3
Other segments	83	69	94	20.3	(11.7)

Total segments	1,011	1,052	1,004	(3.9)	.7
Reconciling items	3	(6)	(3)	N/M	N/M

Total	$1,014	$1,046	$1,001	(3.1)%	1.3%

Income (loss) from continuing operations attributable to Key
Key Community Bank	$31	$33	$58	(6.1)%	(46.6)%
Key Corporate Bank	105	116	91	(9.5)	15.4
Other segments	68	52	50	30.8	36.0

Total segments	204	201	199	1.5	2.5%
Reconciling items	(3)	(5)	2	N/M	N/M

Total	$201	$196	$201	2.6%	—

TE = Taxable equivalent, N/M = Not Meaningful

Key Community Bank

dollars in millions				Change 1Q13 vs.
	1Q13	4Q12	1Q12	4Q12	1Q12
Summary of operations
Net interest income (TE)	$361	$383	$357	(5.7)%	1.1%
Noninterest income	188	197	175	(4.6)	7.4

Total revenue (TE)	549	580	532	(5.3)	3.2
Provision (credit) for loan and lease losses	59	26	4	126.9	N/M
Noninterest expense	440	502	436	(12.4)	.9

Income (loss) before income taxes (TE)	50	52	92	(3.8)	(45.7)
Allocated income taxes (benefit) and TE adjustments	19	19	34	—	(44.1)

Net income (loss) attributable to Key	$31	$33	$58	(6.1)%	(46.6)%

Average balances
Loans and leases	$28,982	$28,633	$25,981	1.2%	11.6%
Total assets	31,478	31,229	28,223	.8	11.5
Deposits	49,359	49,848	47,506	(1.0)	3.9
Assets under management at period end	$23,867	$22,334	$21,940	6.9%	8.8%

TE = Taxable Equivalent, N/M = Not Meaningful

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Additional Key Community Bank Data

dollars in millions				Change 1Q13 vs.
	1Q13	4Q12	1Q12	4Q12	1Q12
Noninterest income
Trust and investment services income	$65	$65	$60	—	8.3%
Service charges on deposit accounts	58	61	56	(4.9)%	3.6
Cards and payments income	33	34	25	(2.9)	32.0
Other noninterest income	32	37	34	(13.5)	(5.9)

Total noninterest income	$188	$197	$175	(4.6)%	7.4%

Average deposit balances
NOW and money market deposit accounts	$26,110	$25,698	$23,067	1.6%	13.2%
Savings deposits	2,463	2,399	1,988	2.7	23.9
Certificates of deposit ($100,000 or more)	2,498	2,619	3,441	(4.6)	(27.4)
Other time deposits	4,445	4,702	6,022	(5.5)	(26.2)
Deposits in foreign office	270	287	313	(5.9)	(13.7)
Noninterest-bearing deposits	13,573	14,143	12,675	(4.0)	7.1

Total deposits	$49,359	$49,848	$47,506	(1.0)%	3.9%

Home equity loans
Average balance	$9,787	$9,807	$9,173
Weighted-average loan-to-value ratio (at date of origination)	70%	70%	70%
Percent first lien positions	55	55	53
Other data
Branches	1,084	1,088	1,059
Automated teller machines	1,482	1,611	1,572

Key Community Bank Summary of Operations

•	Seven consecutive quarters of average loan growth

•	Core deposits up $4.4 billion, or 11.7% from the prior year

Key Community Bank recorded net income attributable to Key of $31 million for the first quarter of 2013, compared to $58 million for the year-ago quarter.

Taxable-equivalent net interest income increased by $4 million, or 1.1% from the first quarter of 2012. Average loans and leases grew 11.6% while average deposits increased 3.9% from one year ago. The Western New York branch and credit card portfolio acquisitions contributed $31 million to net interest income, $1 billion to average loans and leases, and $2 billion to deposits. The positive contribution to net interest income from the acquisitions was partially offset by a lower earnings credit applied to deposits in the current period compared to the same period one year ago as a result of the continued low-rate environment.

Noninterest income increased by $13 million, or 7.4% from the year-ago quarter. Cards and payments income increased $8 million as a result of the third quarter 2012 credit card portfolio acquisition. Trust and investment services income increased $5 million, primarily due to an increase in assets under management resulting from strong market performance and increased production.

The provision for loan and lease losses increased by $55 million compared to the first quarter of 2012. Net loan charge-offs, including the 2012 credit card acquisition, of $47 million were flat compared to the same period one year ago.

Noninterest expense increased by $4 million, or .9% from the year-ago quarter. Expense reductions resulting from Key’s efficiency initiative substantially offset the increase in expenses associated with Key’s third quarter 2012 Western New York branch and credit card portfolio acquisitions.

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Key Corporate Bank

dollars in millions				Change 1Q13 vs.
	1Q13	4Q12	1Q12	4Q12	1Q12
Summary of operations
Net interest income (TE)	$187	$195	$196	(4.1)%	(4.6)%
Noninterest income	192	208	182	(7.7)	5.5

Total revenue (TE)	379	403	378	(6.0)	.3
Provision (credit) for loan and lease losses	4	11	13	(63.6)	(69.2)
Noninterest expense	209	207	222	1.0	(5.9)

Income (loss) before income taxes (TE)	166	185	143	(10.3)	16.1
Allocated income taxes and TE adjustments	61	69	52	(11.6)	17.3

Net income (loss) attributable to Key	$105	$116	$91	(9.5)%	15.4%

Average balances
Loans and leases	$20,039	$19,477	$18,584	2.9%	7.8%
Loans held for sale	409	538	509	(24.0)	(19.6)
Total assets	23,860	23,446	22,847	1.8	4.4
Deposits	13,957	13,672	11,556	2.1	20.8
Assets under management at period end	$11,847	$12,410	$13,922	(4.5)%	(14.9)%

TE = Taxable Equivalent, N/M = Not Meaningful

Additional Key Corporate Bank Data

dollars in millions				Change 1Q13 vs.
	1Q13	4Q12	1Q12	4Q12	1Q12
Noninterest income
Trust and investment services income	$31	$30	$36	3.3%	(13.9)%
Investment banking and debt placement fees	78	109	59	(28.4)	32.2
Operating lease income and other leasing gains	17	18	24	(5.6)	(29.2)
Corporate services income	30	31	33	(3.2)	(9.1)
Other noninterest income	36	20	30	80.0	20.0

Total noninterest income	$192	$208	$182	(7.7)%	5.5%

N/M = Not Meaningful

Key Corporate Bank Summary of Operations

•	Investment banking and debt placement fees were up $19 million, or 32.2% from the prior year

•	Average loan balances up 7.8% from the prior year

•	Average deposits up 20.8% from the prior year

Key Corporate Bank recorded net income attributable to Key of $105 million for the first quarter of 2013, compared to $91 million for the same period one year ago.

Taxable-equivalent net interest income decreased by $9 million, or 4.6% compared to the first quarter of 2012. Average earning assets increased $1.2 billion, or 5.7% from the year-ago quarter. The benefit from the increase in average earning assets was offset by a decrease in earning asset spread driven by a change in the mix of new business volume and the run-off of higher yielding loans. Average deposit balances increased $2.4 billion, or 20.8% from the year-ago quarter; however, the deposit spread decreased as a result of the continued low-rate environment.

Noninterest income increased by $10 million, or 5.5% from the first quarter of 2012. Investment banking and debt placement fees increased $19 million, partially offset by a $7 million decrease in operating lease income and other leasing gains compared to the year-ago quarter.

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

The provision for loan and lease losses decreased by $9 million compared to the first quarter of 2012. There was a net loan recovery of $1 million for the first quarter of 2013 compared to net loan charge-offs of $25 million for the same period one year ago.

Noninterest expense decreased by $13 million, or 5.9% from the first quarter of 2012. This decline was driven by a reduction in other operating expenses compared to the first quarter of 2012.

Other Segments

Other Segments consist of Corporate Treasury, Key’s Principal Investing unit, and various exit portfolios. Other Segments generated net income attributable to Key of $68 million for the first quarter of 2013, compared to net income attributable to Key of $50 million for the same period last year. These results were primarily attributable to an increase in net interest income of $36 million and a decrease in the provision for loan and lease losses of $32 million. These improvements were partially offset by a decline in noninterest income of $48 million primarily due to decreases in operating lease income and other leasing gains of $22 million and net gains (losses) from principal investing of $27 million.

*****

KeyCorp was organized more than 160 years ago and is headquartered in Cleveland, Ohio. One of the nation’s largest bank-based financial services companies, Key had assets of approximately $89.2 billion at March 31, 2013.

Key provides deposit, lending, cash management and investment services to individuals and small and mid-sized businesses in 14 states under the name KeyBank National Association. Key also provides a broad range of sophisticated corporate and investment banking products, such as merger and acquisition advice, public and private debt and equity, syndications and derivatives to middle market companies in selected industries throughout the United States under the KeyBanc Capital Markets trade name. For more information, visit https://www.key.com/. KeyBank is Member FDIC.

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

CONTACTS:

ANALYSTS	MEDIA
Vernon L. Patterson	Jack Sparks
216.689.0520	720.904.4554
Vernon_Patterson@KeyBank.com	Jack_Sparks@KeyBank.com
Twitter: @keybank_news
Kelly L. Dillon
216.689.3133
Kelly_L_Dillon@KeyBank.com

INVESTOR	KEY MEDIA
RELATIONS: www.key.com/ir	NEWSROOM: www.key.com/newsroom

This earnings release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about Key’s financial condition, results of operations, and profitability. Forward-looking statements can be identified by words such as “expect,” “believe,” and “anticipate,” and other similar references to future periods. Forward-looking statements are not historical facts but instead represent management’s current expectations and forecasts regarding future events, many of which, by their nature, are inherently uncertain and outside of Key’s control. Key’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Factors that could cause Key’s actual results to differ materially from those described in the forward-looking statements can be found in KeyCorp’s Form 10-K for the year ended December 31, 2012, which has been filed with the Securities and Exchange Commission and is available on Key’s website (www.key.com/ir) and on the Securities and Exchange Commission’s website (www.sec.gov). These factors may include, among others: continued strain on the global financial markets as a result of economic slowdowns and concerns; current regulatory initiatives in the U.S., including the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, as amended, subjecting us to a variety of new and more stringent legal and regulatory requirements and increased scrutiny from our regulators; adverse behaviors in securities, public debt, and capital markets, including changes in market liquidity and volatility; and our ability to timely and effectively implement our strategic initiatives. Forward-looking statements are not guarantees of future performance and should not be relied upon as representing management’s views as of any subsequent date. Key does not undertake any obligation to update the forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Notes to Editors:

A live Internet broadcast of KeyCorp’s conference call to discuss quarterly results and currently anticipated earnings trends and to answer analysts’ questions can be accessed through the Investor Relations section at https://www.key.com/ir at 9:00 a.m. ET, on Thursday, April 18, 2013. An audio replay of the call will be available through April 25, 2013.

For up-to-date company information, media contacts, and facts and figures about Key’s lines of business, visit our Media Newsroom at https://www.key.com/newsroom.

*****

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

KeyCorp

First Quarter 2013

Financial Supplement

Page
13	Financial Highlights
15	GAAP to Non-GAAP Reconciliation
17	Consolidated Balance Sheets
18	Consolidated Statements of Income
19	Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations
20	Noninterest Expense
20	Personnel Expense
21	Loan Composition
21	Loans Held for Sale Composition
21	Summary of Changes in Loans Held for Sale
22	Exit Loan Portfolio From Continuing Operations
22	Asset Quality Statistics From Continuing Operations
23	Summary of Loan and Lease Loss Experience From Continuing Operations
24	Summary of Nonperforming Assets and Past Due Loans From Continuing Operations
25	Summary of Changes in Nonperforming Loans From Continuing Operations
25	Summary of Changes in Nonperforming Loans Held for Sale From Continuing Operations
25	Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations
26	Line of Business Results

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Financial Highlights

(dollars in millions, except per share amounts)

	Three months ended
	3-31-13	12-31-12	3-31-12
Summary of operations
Net interest income (TE)	$589	$607	$559
Noninterest income	425	439	442

Total revenue (TE)	1,014	1,046	1,001
Provision (credit) for loan and lease losses	55	57	42
Noninterest expense	681	734	679
Income (loss) from continuing operations attributable to Key	201	196	201
Income (loss) from discontinued operations, net of taxes (a)	3	7	(1)
Net income (loss) attributable to Key	204	203	200
Income (loss) from continuing operations attributable to Key common shareholders	$196	$190	$195
Income (loss) from discontinued operations, net of taxes (a)	3	7	(1)
Net income (loss) attributable to Key common shareholders	199	197	194
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.21	$.21
Income (loss) from discontinued operations, net of taxes (a)	—	.01	—
Net income (loss) attributable to Key common shareholders (b)	.22	.21	.20
Income (loss) from continuing operations attributable to Key common shareholders — assuming dilution	.21	.20	.20
Income (loss) from discontinued operations, net of taxes — assuming dilution (a)	—	.01	—
Net income (loss) attributable to Key common shareholders — assuming dilution (b)	.21	.21	.20
Cash dividends paid	.05	.05	.03
Book value at period end	10.89	10.78	10.26
Tangible book value at period end	9.78	9.67	9.28
Market price at period end	9.96	8.42	8.50
Performance ratios
From continuing operations:
Return on average total assets	.99%	.96%	1.01%
Return on average common equity	7.96	7.58	8.08
Return on average tangible common equity (c)	8.87	8.45	8.94
Net interest margin (TE)	3.24	3.37	3.16
Cash efficiency ratio (c)	65.98	69.02	67.73
From consolidated operations:
Return on average total assets	.94%	.93%	.93%
Return on average common equity	8.08	7.86	8.04
Return on average tangible common equity (c)	9.01	8.77	8.90
Net interest margin (TE)	3.16	3.29	3.08
Loan to deposit (d)	86.95	85.77	86.97
Capital ratios at period end
Key shareholders’ equity to assets	11.59%	11.51%	11.55%
Tangible Key shareholders’ equity to tangible assets	10.57	11.18	11.22
Tangible common equity to tangible assets (c)	10.24	10.15	10.26
Tier 1 common equity (c), (e)	11.39	11.36	11.55
Tier 1 risk-based capital (e)	12.18	12.15	13.29
Total risk-based capital (e)	15.01	15.13	16.68
Leverage (e)	11.31	11.41	12.12

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Financial Highlights (continued)

(dollars in millions)

	Three months ended
	3-31-13	12-31-12	3-31-12
Asset quality — from continuing operations
Net loan charge-offs	$49	$58	$101
Net loan charge-offs to average total loans	.38%	.44%	.82%
Allowance for loan and lease losses to annualized net loan charge-offs	449.37	384.85	232.39
Allowance for loan and lease losses	$893	$888	$944
Allowance for credit losses	925	917	989
Allowance for loan and lease losses to period-end loans	1.70%	1.68%	1.92%
Allowance for credit losses to period-end loans	1.76	1.74	2.01
Allowance for loan and lease losses to nonperforming loans	137.38	131.75	141.74
Allowance for credit losses to nonperforming loans	142.31	136.05	148.50
Nonperforming loans at period end (f)	$650	$674	$666
Nonperforming assets at period end	705	735	767
Nonperforming loans to period-end portfolio loans	1.24%	1.28%	1.35%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.34	1.39	1.55
Trust and brokerage assets — from continuing operations
Assets under management	$35,714	$34,744	$35,862
Nonmanaged and brokerage assets	26,272	25,197	33,021
Other data
Average full-time equivalent employees	15,396	15,589	15,404
Branches	1,084	1,088	1,059
Taxable-equivalent adjustment	$6	$6	$6

(a)	In April 2009, management decided to wind down the operations of Austin Capital Management, Ltd., a subsidiary that specialized in managing hedge fund investments for institutional customers. In September 2009, management decided to discontinue the education lending business conducted through Key Education Resources, the education payment and financing unit of KeyBank National Association. In February 2013, Key announced that it has agreed to sell its investment subsidiary, Victory Capital Management, and its broker-dealer affiliate, Victory Capital Advisors, to a private equity fund. As a result of these decisions, Key has accounted for these businesses as discontinued operations.
(b)	Earnings per share may not foot due to rounding.
(c)	The following table entitled “GAAP to Non-GAAP Reconciliations” presents the computations of certain financial measures related to “tangible common equity,” “Tier 1 common equity,” and “cash efficiency.” The table reconciles the GAAP performance measures to the corresponding non-GAAP measures, which provides a basis for period-to-period comparisons.
(d)	Represents period-end consolidated total loans and loans held for sale (excluding education loans in the securitization trusts) divided by period-end consolidated total deposits (excluding deposits in foreign office).
(e)	3-31-13 ratio is estimated.
(f)	March 31, 2013 and December 31, 2012 amounts exclude $22 million and $23 million, respectively, of purchased credit impaired loans acquired in July 2012.

TE = Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

GAAP to Non-GAAP Reconciliations

(dollars in millions)

The table below presents certain non-GAAP financial measures related to “tangible common equity,” “return on tangible common equity,” “Tier 1 common equity,” “pre-provision net revenue,” and “cash efficiency ratio.”

The tangible common equity ratio and the return on tangible common equity ratio have been a focus for some investors, and management believes these ratios may assist investors in analyzing Key’s capital position without regard to the effects of intangible assets and preferred stock. Traditionally, the banking regulators have assessed bank and bank holding company capital adequacy based on both the amount and the composition of capital, the calculation of which is prescribed in federal banking regulations. Since the commencement of the Comprehensive Capital Analysis and Review process in early 2009, the Federal Reserve has focused its assessment of capital adequacy on a component of Tier 1 risk-based capital known as Tier 1 common equity, a non-GAAP financial measure. Because the Federal Reserve has long indicated that voting common shareholders’ equity (essentially Tier 1 risk-based capital less preferred stock, qualifying capital securities and noncontrolling interests in subsidiaries) generally should be the dominant element in Tier 1 risk-based capital, this focus on Tier 1 common equity is consistent with existing capital adequacy categories.

Tier 1 common equity is neither formally defined by GAAP nor prescribed in amount by federal banking regulations; this measure is considered to be a non-GAAP financial measure. Since analysts and banking regulators may assess Key’s capital adequacy using tangible common equity and Tier 1 common equity, management believes it is useful to enable investors to assess Key’s capital adequacy on these same bases. The table also reconciles the GAAP performance measures to the corresponding non-GAAP measures.

The table also shows the computation for pre-provision net revenue, which is not formally defined by GAAP. Management believes that eliminating the effects of the provision for loan and lease losses makes it easier to analyze the results by presenting them on a more comparable basis.

Cash efficiency ratio is a ratio of two non-GAAP performance measures. As such, there is no directly comparable GAAP performance measure. The cash efficiency ratio performance measure removes the impact of Key’s intangible asset amortization from the calculation. Management believes this ratio provides greater consistency and comparability between Key’s results and those of its peer banks. Additionally, this ratio is used by analysts and investors to assist in the development of their earnings forecasts and peer bank analysis.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by investors to evaluate a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP.

	Three months ended
	3-31-13	12-31-12	3-31-12
Tangible common equity to tangible assets at period end
Key shareholders’ equity (GAAP)	$10,340	$10,271	$10,099
Less: Intangible assets (a)	1,024	1,027	932
Preferred Stock, Series A	291	291	291

Tangible common equity (non-GAAP)	$9,025	$8,953	$8,876

Total assets (GAAP)	$89,198	$89,236	$87,431
Less: Intangible assets (a)	1,024	1,027	932

Tangible assets (non-GAAP)	$88,174	$88,209	$86,499

Tangible common equity to tangible assets ratio (non-GAAP)	10.24%	10.15%	10.26%
Tier 1 common equity at period end
Key shareholders’ equity (GAAP)	$10,340	$10,271	$10,099
Qualifying capital securities	339	339	1,046
Less: Goodwill	979	979	917
Accumulated other comprehensive income (loss) (b)	(204)	(172)	(70)
Other assets (c)	108	114	69

Total Tier 1 capital (regulatory)	9,796	9,689	10,229
Less: Qualifying capital securities	339	339	1,046
Preferred Stock, Series A	291	291	291

Total Tier 1 common equity (non-GAAP)	$9,166	$9,059	$8,892

Net risk-weighted assets (regulatory) (c), (d)	$80,446	$79,734	$76,956
Tier 1 common equity ratio (non-GAAP) (d)	11.39%	11.36%	11.55%
Pre-provision net revenue
Net interest income (GAAP)	$583	$601	$553
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income	425	439	442
Less: Noninterest expense	681	734	679

Pre-provision net revenue from continuing operations (non-GAAP)	$333	$312	$322

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

GAAP to Non-GAAP Reconciliations (continued)

(dollars in millions)

	Three months ended
	3-31-13	12-31-12	3-31-12
Average tangible common equity
Average Key shareholders’ equity (GAAP)	$10,279	$10,261	$9,992
Less: Intangible assets (average) (a)	1,027	1,030	932
Preferred Stock, Series A (average)	291	291	291

Average tangible common equity (non-GAAP)	$8,961	$8,940	$8,769

Return on average tangible common equity from continuing operations
Net income (loss) from continuing operations attributable to Key common shareholders (GAAP)	$196	$190	$195
Average tangible common equity (non-GAAP)	8,961	8,940	8,769
Return on average tangible common equity from continuing operations (non-GAAP)	8.87%	8.45%	8.94%
Return on average tangible common equity consolidated
Net income (loss) attributable to Key common shareholders (GAAP)	$199	$197	$194
Average tangible common equity (non-GAAP)	8,961	8,940	8,769
Return on average tangible common equity consolidated (non-GAAP)	9.01%	8.77%	8.90%
Cash efficiency ratio
Noninterest expense (GAAP)	$681	$734	$679
Less: Intangible asset amortization on credit cards	8	8	—
Other intangible asset amortization	4	4	1

Adjusted noninterest expense (non-GAAP)	$669	$722	$678

Net interest income (GAAP)	$583	$601	$553
Plus: Taxable-equivalent adjustment	6	6	6
Noninterest income (GAAP)	425	439	442

Total taxable-equivalent revenue (non-GAAP)	$1,014	$1,046	$1,001

Cash efficiency ratio (non-GAAP)	65.98%	69.02%	67.73%

	Three months ended
	3-31-13	12-31-12
Tier 1 common equity under Basel III (estimates)
Tier 1 common equity under current regulatory rules	$9,166	$9,059
Adjustments from current regulatory rules to Basel III:
Cumulative other comprehensive income (e)	(219)	(197)
Deferred tax assets and other (f)	(94)	(80)

Tier 1 common equity anticipated under Basel III	$8,853	$8,782

Net risk-weighted assets under current regulatory rules	$80,446	$79,734
Adjustments from current regulatory rules to Basel III:
Loan commitments less than one year	813	951
Residential mortgage and home equity loans	3,144	1,855
Other	1,695	2,080

Total risk-weighted assets under Basel III (g)	$86,098	$84,620

Tier 1 common equity ratio under Basel III	10.28%	10.38%

(a)	Three months ended March 31, 2013 and December 31, 2012 exclude $114 million and $123 million, respectively, of period end purchased credit card receivable intangible assets. Three months ended March 31, 2013 and December 31, 2012 exclude $118 million and $126 million, respectively, of average ending purchased credit card receivable intangible assets.
(b)	Includes net unrealized gains or losses on securities available for sale (except for net unrealized losses on marketable equity securities), net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.
(c)	Other assets deducted from Tier 1 capital and net risk-weighted assets consist of disallowed intangible assets (excluding goodwill) and deductible portions of nonfinancial equity investments. There were no disallowed deferred tax assets at March 31, 2013, December 31, 2012, and March 31, 2012.
(d)	3-31-13 amount is estimated.
(e)	Includes AFS mark-to-market, cash flow hedges on items recognized at fair value on the balance sheet, and defined benefit pension liability.
(f)	Deferred tax asset subject to future taxable income for realization, primarily tax credit carryforwards, and the deductible portion of mortgage servicing assets.
(g)	The amount of regulatory capital and risk-weighted assets estimated under Basel III (as fully phased-in on January 1, 2019) is based upon the federal banking agencies’ notice of proposed rulemaking, which implement Basel III and the Standardized Approach.

GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Consolidated Balance Sheets

(dollars in millions)

	3-31-13	12-31-12	3-31-12
Assets
Loans	$52,574	$52,822	$49,226
Loans held for sale	434	599	511
Securities available for sale	13,496	12,094	14,633
Held-to-maturity securities	3,721	3,931	3,019
Trading account assets	701	605	614
Short-term investments	3,081	3,940	3,605
Other investments	1,059	1,064	1,188

Total earning assets	75,066	75,055	72,796
Allowance for loan and lease losses	(893)	(888)	(944)
Cash and due from banks	621	584	415
Premises and equipment	930	965	937
Operating lease assets	309	288	335
Goodwill	979	979	917
Other intangible assets	159	171	15
Corporate-owned life insurance	3,352	3,333	3,270
Derivative assets	609	693	830
Accrued income and other assets	2,884	2,774	3,070
Discontinued assets	5,182	5,282	5,790

Total assets	$89,198	$89,236	$87,431

Liabilities
Deposits in domestic offices:
NOW and money market deposit accounts	$32,700	$32,380	$29,124
Savings deposits	2,546	2,433	2,075
Certificates of deposit ($100,000 or more)	2,998	2,879	3,984
Other time deposits	4,324	4,575	5,848

Total interest-bearing deposits	42,568	42,267	41,031
Noninterest-bearing deposits	21,564	23,319	19,606
Deposits in foreign office — interest-bearing	522	407	857

Total deposits	64,654	65,993	61,494
Federal funds purchased and securities sold under repurchase agreements	1,950	1,609	1,846
Bank notes and other short-term borrowings	378	287	324
Derivative liabilities	524	584	754
Accrued expense and other liabilities	1,352	1,387	1,424
Long-term debt	7,785	6,847	8,898
Discontinued liabilities	2,176	2,220	2,575

Total liabilities	78,819	78,927	77,315
Equity
Preferred stock, Series A	291	291	291
Common shares	1,017	1,017	1,017
Capital surplus	4,059	4,126	4,116
Retained earnings	7,065	6,913	6,411
Treasury stock, at cost	(1,930)	(1,952)	(1,717)
Accumulated other comprehensive income (loss)	(162)	(124)	(19)

Key shareholders’ equity	10,340	10,271	10,099
Noncontrolling interests	39	38	17

Total equity	10,379	10,309	10,116

Total liabilities and equity	$89,198	$89,236	$87,431

Common shares outstanding (000)	922,581	925,769	956,102

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Consolidated Statements of Income

(dollars in millions, except per share amounts)

	Three months ended
	3-31-13	12-31-12	3-31-12
Interest income
Loans	$548	$563	$536
Loans held for sale	4	5	5
Securities available for sale	80	85	116
Held-to-maturity securities	18	19	12
Trading account assets	6	3	6
Short-term investments	2	2	1
Other investments	9	11	8

Total interest income	667	688	684
Interest expense
Deposits	45	49	77
Federal funds purchased and securities sold under repurchase agreements	1	1	1
Bank notes and other short-term borrowings	1	2	2
Long-term debt	37	35	51

Total interest expense	84	87	131

Net interest income	583	601	553
Provision (credit) for loan and lease losses	55	57	42

Net interest income (expense) after provision for loan and lease losses	528	544	511
Noninterest income (a)
Trust and investment services income	95	95	96
Investment banking and debt placement fees	79	110	61
Service charges on deposit accounts	69	75	68
Operating lease income and other leasing gains	23	19	52
Corporate services income	45	41	44
Cards and payments income	37	38	29
Corporate-owned life insurance income	30	36	30
Consumer mortgage income	7	11	9
Net gains (losses) from principal investing	8	2	35
Other income (b)	32	12	18

Total noninterest income	425	439	442
Noninterest expense
Personnel	391	422	372
Net occupancy	64	69	64
Computer processing	39	38	41
Business services and professional fees	35	54	37
Equipment	26	27	26
Operating lease expense	12	12	17
Marketing	6	20	13
FDIC assessment	8	8	8
Intangible asset amortization on credit cards	8	8	—
Other intangible asset amortization	4	4	1
Provision (credit) for losses on lending-related commitments	3	(14)	—
OREO expense, net	3	1	6
Other expense	82	85	94

Total noninterest expense	681	734	679

Income (loss) from continuing operations before income taxes	272	249	274
Income taxes	70	53	73

Income (loss) from continuing operations	202	196	201
Income (loss) from discontinued operations, net of taxes	3	7	(1)

Net income (loss)	205	203	200
Less: Net income (loss) attributable to noncontrolling interests	1	—	—

Net income (loss) attributable to Key	$204	$203	$200

Income (loss) from continuing operations attributable to Key common shareholders	$196	$190	$195
Net income (loss) attributable to Key common shareholders	199	197	194
Per common share
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.21	$.21
Income (loss) from discontinued operations, net of taxes	—	.01	—
Net income (loss) attributable to Key common shareholders (c)	.22	.21	.20
Per common share — assuming dilution
Income (loss) from continuing operations attributable to Key common shareholders	$.21	$.20	$.20
Income (loss) from discontinued operations, net of taxes	—	.01	—
Net income (loss) attributable to Key common shareholders (c)	.21	.21	.20
Cash dividends declared per common share	$.05	$.05	$.03
Weighted-average common shares outstanding (000)	920,316	925,725	949,342
Weighted-average common shares and potential common shares outstanding (000) (d)	926,051	930,382	953,971

(a)	The noninterest income line items have been changed for the current quarter and all prior quarters to reflect Key’s current business mix.
(b)	For the three months ended March 31, 2013, December 31, 2012, and March 31, 2012, Key did not have any impairment losses related to securities.
(c)	Earnings per share may not foot due to rounding.
(d)	Assumes conversion of stock options and/or Preferred Series A shares, as applicable.

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Consolidated Average Balance Sheets, and Net Interest Income and Yields/Rates From Continuing Operations

(dollars in millions)

	First Quarter 2013				Fourth Quarter 2012				First Quarter 2012
	Average				Average				Average
	Balance		Interest (a)	Yield/Rate (a)	Balance		Interest (a)	Yield/Rate (a)	Balance	Interest (a)	Yield/Rate (a)
Assets
Loans: (b), (c)
Commercial, financial and agricultural	$23,317	(d)	$218	3.78%	$22,436	(d)	$213	3.77%	$20,031	$198	3.99%
Real estate — commercial mortgage	7,616		79	4.24	7,555		82	4.35	7,993	89	4.48
Real estate — construction	1,034		11	4.27	1,070		14	4.94	1,284	16	4.86
Commercial lease financing	4,843		47	3.92	4,869		49	4.01	5,453	54	3.94

Total commercial loans	36,810		355	3.92	35,930		358	3.96	34,761	357	4.12
Real estate — residential mortgage	2,173		25	4.58	2,164		26	4.70	1,950	25	5.04
Home equity:
Key Community Bank	9,787		96	3.97	9,807		98	3.99	9,173	93	4.08
Other	413		8	7.70	411		9	8.23	521	10	7.68

Total home equity loans	10,200		104	4.12	10,218		107	4.16	9,694	103	4.27
Consumer other — Key Community Bank	1,343		25	7.58	1,339		32	9.63	1,193	28	9.61
Credit cards	704		22	12.61	714		23	13.15	—	—	—
Consumer other:
Marine	1,311		20	6.29	1,403		22	6.16	1,714	27	6.28
Other	85		2	7.98	91		1	8.25	118	2	7.79

Total consumer other	1,396		22	6.39	1,494		23	6.29	1,832	29	6.38

Total consumer loans	15,816		198	5.00	15,929		211	5.30	14,669	185	5.07

Total loans	52,626		553	4.26	51,859		569	4.37	49,430	542	4.41
Loans held for sale	469		4	3.27	618		5	3.47	581	5	3.62
Securities available for sale (b), (e)	12,065		81	2.74	11,980		84	2.95	15,259	116	3.15
Held-to-maturity securities (b)	3,816		18	1.94	4,036		19	1.94	2,251	12	2.08
Trading account assets	710		6	3.44	606		3	1.91	808	6	2.72
Short-term investments	2,999		2	.22	2,090		2	.27	1,898	1	.29
Other investments (e)	1,059		9	3.59	1,088		12	4.05	1,169	8	2.78

Total earning assets	73,744		673	3.67	72,277		694	3.85	71,396	690	3.91
Allowance for loan and lease losses	(896)				(898)				(968)
Accrued income and other assets	9,867				9,878				9,996
Discontinued assets	5,216				5,350				5,799

Total assets	$87,931				$86,607				$86,223

Liabilities
NOW and money market deposit accounts	$31,946		14	.18	$31,058		14	.18	$28,328	15	.21
Savings deposits	2,473		1	.05	2,408		—	.06	1,997	—	.06
Certificates of deposit ($100,000 or more) (f)	2,911		14	1.99	2,992		16	2.15	4,036	29	2.91
Other time deposits	4,451		16	1.42	4,714		18	1.52	6,035	33	2.19
Deposits in foreign office	454		—	.25	874		1	.21	769	—	.25

Total interest-bearing deposits	42,235		45	.43	42,046		49	.47	41,165	77	.76
Federal funds purchased and securities sold under repurchase agreements	1,913		1	.15	1,702		1	.16	1,850	1	.21
Bank notes and other short-term borrowings	387		1	1.75	306		2	1.97	490	2	1.53
Long-term debt (f), (g)	4,671		37	3.51	3,301		35	4.84	6,161	51	3.61

Total interest-bearing liabilities	49,206		84	.70	47,355		87	.73	49,666	131	1.07

Noninterest-bearing deposits	21,400				21,889				18,466
Accrued expense and other liabilities	1,799				1,747				2,289
Discontinued liabilities (g)	5,213				5,321				5,793

Total liabilities	77,618				76,312				76,214

Equity
Key shareholders’ equity	10,279				10,261				9,992
Noncontrolling interests	34				34				17

Total equity	10,313				10,295				10,009

Total liabilities and equity	$87,931				$86,607				$86,223

Interest rate spread (TE)				2.97%				3.12%			2.84%

Net interest income (TE) and net interest margin (TE)			589	3.24%			607	3.37%		559	3.16%

TE adjustment (b)			6				6			6

Net interest income, GAAP basis			$583				$601			$553

(a)	Results are from continuing operations. Interest excludes the interest associated with the liabilities referred to in (g) below, calculated using a matched funds transfer pricing methodology.
(b)	Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory federal income tax rate of 35%.
(c)	For purposes of these computations, nonaccrual loans are included in average loan balances.
(d)	Commercial, financial and agricultural average balance for the three months ended March 31, 2013 and December 31, 2012 includes $91 million and $90 million, respectively, of assets from commercial credit cards.
(e)	Yield is calculated on the basis of amortized cost.
(f)	Rate calculation excludes basis adjustments related to fair value hedges.
(g)	A portion of long-term debt and the related interest expense is allocated to discontinued liabilities as a result of applying our matched funds transfer pricing methodology to discontinued operations.
TE	= Taxable Equivalent, GAAP = U.S. generally accepted accounting principles

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Noninterest Expense

(dollars in millions)

	Three months ended
	3-31-13	12-31-12	3-31-12
Personnel (a)	$391	$422	$372
Net occupancy	64	69	64
Computer processing	39	38	41
Business services and professional fees	35	54	37
Equipment	26	27	26
Operating lease expense	12	12	17
Marketing	6	20	13
FDIC assessment	8	8	8
Intangible asset amortization on credit cards	8	8	—
Other intangible asset amortization	4	4	1
Provision (credit) for losses on lending-related commitments	3	(14)	—
OREO expense, net	3	1	6
Other expense	82	85	94

Total noninterest expense	$681	$734	$679

Average full-time equivalent employees (b)	15,396	15,589	15,404

(a)	Additional detail provided in table below.
(b)	The number of average full-time equivalent employees has not been adjusted for discontinued operations.

Personnel Expense

(in millions)

	Three months ended
	3-31-13	12-31-12	3-31-12
Salaries	$222	$228	$219
Technology contract labor, net	18	25	12
Incentive compensation	73	82	60
Employee benefits	59	65	64
Stock-based compensation	10	12	13
Severance	9	10	4

Total personnel expense	$391	$422	$372

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Loan Composition

(dollars in millions)

				Percent change 3-31-13 vs.
	3-31-13	12-31-12	3-31-12	12-31-12	3-31-12
Commercial, financial and agricultural (a)	$23,412	$23,242	$20,217	.7%	15.8%
Commercial real estate:
Commercial mortgage	7,544	7,720	7,807	(2.3)	(3.4)
Construction	1,057	1,003	1,273	5.4	(17.0)

Total commercial real estate loans	8,601	8,723	9,080	(1.4)	(5.3)
Commercial lease financing	4,796	4,915	5,325	(2.4)	(9.9)

Total commercial loans	36,809	36,880	34,622	(.2)	6.3
Residential — prime loans:
Real estate — residential mortgage	2,176	2,174	1,967	.1	10.6
Home equity:
Key Community Bank	9,809	9,816	9,153	(.1)	7.2
Other	401	423	507	(5.2)	(20.9)

Total home equity loans	10,210	10,239	9,660	(.3)	5.7

Total residential — prime loans	12,386	12,413	11,627	(.2)	6.5
Consumer other — Key Community Bank	1,353	1,349	1,212	.3	11.6
Credit cards	693	729	—	(4.9)	N/M
Consumer other:
Marine	1,254	1,358	1,654	(7.7)	(24.2)
Other	79	93	111	(15.1)	(28.8)

Total consumer — indirect loans	1,333	1,451	1,765	(8.1)	(24.5)

Total consumer loans	15,765	15,942	14,604	(1.1)	7.9

Total loans (b), (c)	$52,574	$52,822	$49,226	(.5)%	6.8%

Loans Held for Sale Composition

(dollars in millions)

				Percent change 3-31-13 vs.
	3-31-13	12-31-12	3-31-12	12-31-12	3-31-12
Commercial, financial and agricultural	$180	$29	$28	520.7%	542.9%
Real estate — commercial mortgage	196	477	362	(58.9)	(45.9)
Real estate — construction	—	—	15	N/M	N/M
Commercial lease financing	9	8	30	12.5	(70.0)
Real estate — residential mortgage	49	85	76	(42.4)	(35.5)

Total loans held for sale	$434	$599	$511	(27.5)%	(15.1)%

Summary of Changes in Loans Held for Sale

(dollars in millions)

	1Q13	4Q12	3Q12	2Q12	1Q12
Balance at beginning of period	$599	$628	$656	$511	$728
New originations	1,075	1,686	1,280	1,308	935
Transfers from held to maturity, net	19	38	13	7	19
Loan sales	(1,257)	(1,747)	(1,311)	(1,165)	(1,168)
Loan draws (payments), net	—	(4)	(9)	(4)	(3)
Transfers to OREO / valuation adjustments	(2)	(2)	(1)	(1)	—

Balance at end of period	$434	$599	$628	$656	$511

(a)	March 31, 2013 and December 31, 2012 loan balances include $93 million and $90 million of commercial credit card balances, respectively.
(b)	Excluded at March 31, 2013, December 31, 2012, and March 31, 2011 are loans in the amount of $5.1 billion, $5.2 billion, and $5.7 billion, respectively, related to the discontinued operations of the education lending business.
(c)	March 31, 2013 includes purchased loans of $204 million of which $22 million were purchased credit impaired. December 31, 2012 includes purchased loans of $217 million of which $23 million were purchased credit impaired.

N/M = Not Meaningful

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Exit Loan Portfolio From Continuing Operations

(dollars in millions)

	Balance		Change	Net Loan		Balance on
	Outstanding		3-31-13 vs.	Charge-offs		Nonperforming Status
	3-31-13	12-31-12	12-31-12	1Q13(c)	4Q12	3-31-13	12-31-12
Residential properties — homebuilder	$29	$29	—	—	$1	$10	$10
Marine and RV floor plan	29	33	$(4)	$(3)	—	6	10
Commercial lease financing (a)	966	997	(31)	(5)	—	6	6

Total commercial loans	1,024	1,059	(35)	(8)	1	22	26
Home equity — Other	401	423	(22)	4	11	18	21
Marine	1,254	1,358	(104)	3	14	26	34
RV and other consumer	79	93	(14)	—	1	—	2

Total consumer loans	1,734	1,874	(140)	7	26	44	57

Total exit loans in loan portfolio	$2,758	$2,933	$(175)	$(1)	$27	$66	$83

Discontinued operations — education lending business (not included in exit loans above) (b)	$5,086	$5,201	$(115)	$12	$15	$15	$20

(a)	Includes (1) the business aviation, commercial vehicle, office products, construction and industrial leases; (2) Canadian lease financing portfolios; and (3) all remaining balances related to lease in, lease out; sale in, lease out; service contract leases; and qualified technological equipment leases.
(b)	Includes loans in Key’s consolidated education loan securitization trusts.
(c)	Credit amounts indicate recoveries exceeded charge-offs.

Asset Quality Statistics From Continuing Operations

(dollars in millions)

	1Q13	4Q12	3Q12	2Q12	1Q12
Net loan charge-offs	$49	$58	$109	$77	$101
Net loan charge-offs to average total loans	.38%	.44%	.86%	.63%	.82%
Allowance for loan and lease losses to annualized net loan charge-offs	449.37	384.85	204.78	286.74	232.39
Allowance for loan and lease losses	$893	$888	$888	$888	$944
Allowance for credit losses (a)	925	917	931	939	989
Allowance for loan and lease losses to period-end loans	1.70%	1.68%	1.73%	1.79%	1.92%
Allowance for credit losses to period-end loans	1.76	1.74	1.81	1.89	2.01
Allowance for loan and lease losses to nonperforming loans	137.38	131.75	135.99	135.16	141.74
Allowance for credit losses to nonperforming loans	142.31	136.05	142.57	142.92	148.50
Nonperforming loans at period end (b)	$650	$674	$653	$657	$666
Nonperforming assets at period end	705	735	718	751	767
Nonperforming loans to period-end portfolio loans	1.24%	1.28%	1.27%	1.32%	1.35%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.34	1.39	1.39	1.51	1.55

(a)	Includes the allowance for loan and lease losses plus the liability for credit losses on lending-related commitments.
(b)	March 31, 2013, December 31, 2012, and September 30, 2012 amounts exclude $22 million, $23 million, and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Summary of Loan and Lease Loss Experience From Continuing Operations

(dollars in millions)

	Three months ended
	3-31-13	12-31-12	3-31-12
Average loans outstanding	$52,626	$51,859	$49,430

Allowance for loan and lease losses at beginning of period	$888	$888	$1,004
Loans charged off:
Commercial, financial and agricultural	14	15	26
Real estate — commercial mortgage	13	33	23
Real estate — construction	1	5	11

Total commercial real estate loans	14	38	34
Commercial lease financing	6	7	4

Total commercial loans	34	60	64
Real estate — residential mortgage (a)	6	8	6
Home equity:
Key Community Bank (a)	18	(14)	25
Other (a)	6	12	8

Total home equity loans	24	(2)	33
Consumer other — Key Community Bank	9	9	10
Credit cards	8	9	—
Consumer other:
Marine (a)	8	18	17
Other (a)	1	2	2

Total consumer other	9	20	19

Total consumer loans	56	44	68

Total loans charged off	90	104	132
Recoveries:
Commercial, financial and agricultural	12	23	11
Real estate — commercial mortgage	5	5	2
Real estate — construction	8	2	1

Total commercial real estate loans	13	7	3
Commercial lease financing	4	4	4

Total commercial loans	29	34	18
Real estate — residential mortgage	—	1	1
Home equity:
Key Community Bank	2	4	2
Other	2	1	1

Total home equity loans	4	5	3
Consumer other — Key Community Bank	2	1	1
Consumer other:
Marine	5	4	7
Other	1	1	1

Total consumer other	6	5	8

Total consumer loans	12	12	13

Total recoveries	41	46	31

Net loan charge-offs	(49)	(58)	(101)
Provision (credit) for loan and lease losses	55	57	42
Foreign currency translation adjustment	(1)	1	(1)

Allowance for loan and lease losses at end of period	$893	$888	$944

Liability for credit losses on lending-related commitments at beginning of period	$29	$43	$45
Provision (credit) for losses on lending-related commitments	3	(14)	—

Liability for credit losses on lending-related commitments at end of period (b)	$32	$29	$45

Total allowance for credit losses at end of period	$925	$917	$989

Net loan charge-offs to average total loans	.38%	.44%	.82%
Allowance for loan and lease losses to annualized net loan charge-offs	449.37	384.85	232.39
Allowance for loan and lease losses to period-end loans	1.70	1.68	1.92
Allowance for credit losses to period-end loans	1.76	1.74	2.01
Allowance for loan and lease losses to nonperforming loans	137.38	131.75	141.74
Allowance for credit losses to nonperforming loans	142.31	136.05	148.50
Discontinued operations — education lending business:
Loans charged off	$16	$19	$23
Recoveries	4	4	4

Net loan charge-offs	$(12)	$(15)	$(19)

(a)	Further review of the loans subject to updated regulatory guidance in the third quarter of 2012 was performed during the fourth quarter of 2012. This review resulted in a partial home equity loan charge-off reversal and reallocation of the updated charge-off amounts to other consumer loan portfolios. Home equity — Key Community Bank charge-offs were $18 million prior to adjustments made from this review. Prior to reallocation, Real estate — residential mortgage, Home equity — Other, Consumer other — Marine, and Consumer other — Other charge-offs were $3 million, $6 million, $11 million, and $1 million, respectively.
(b)	Included in “accrued expense and other liabilities” on the balance sheet.

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Summary of Nonperforming Assets and Past Due Loans From Continuing Operations

(dollars in millions)

	3-31-13	12-31-12	9-30-12	6-30-12	3-31-12
Commercial, financial and agricultural	$142	$99	$132	$141	$168
Real estate — commercial mortgage	114	120	134	172	175
Real estate — construction	27	56	53	68	66

Total commercial real estate loans	141	176	187	240	241
Commercial lease financing	12	16	18	18	22

Total commercial loans	295	291	337	399	431
Real estate — residential mortgage (a)	96	103	83	78	82
Home equity:
Key Community Bank	199	210	171	141	109
Other	18	21	18	17	12

Total home equity loans (a)	217	231	189	158	121
Consumer other — Key Community Bank	3	2	3	2	1
Credit cards	13	11	8	—	—
Consumer other:
Marine	25	34	31	19	30
Other	1	2	2	1	1

Total consumer other	26	36	33	20	31

Total consumer loans	355	383	316	258	235

Total nonperforming loans (b)	650	674	653	657	666
Nonperforming loans held for sale	23	25	19	38	24
OREO	21	22	29	28	61
Other nonperforming assets	11	14	17	28	16

Total nonperforming assets	$705	$735	$718	$751	$767

Accruing loans past due 90 days or more	$83	$78	$89	$131	$169
Accruing loans past due 30 through 89 days	368	424	354	362	420
Restructured loans — accruing and nonaccruing (c)	294	320	323	274	293
Restructured loans included in nonperforming loans (c)	178	249	217	163	184
Nonperforming assets from discontinued operations — education lending business	15	20	22	18	19
Nonperforming loans to period-end portfolio loans	1.24%	1.28%	1.27%	1.32%	1.35%
Nonperforming assets to period-end portfolio loans plus OREO and other nonperforming assets	1.34	1.39	1.39	1.51	1.55

(a)	All of the increase in Real estate — residential mortgage and $26 million of the increase in Total home equity loans from September 30, 2012 to December 31, 2012 was related to regulatory guidance issued in the second and third quarters of 2012.
(b)	March 31, 2013, December 31, 2012, and September 30, 2012 amounts exclude $22 million, $23 million, and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.
(c)	Restructured loans (i.e., troubled debt restructurings) are those for which Key, for reasons related to a borrower’s financial difficulties, grants a concession to the borrower that it would not otherwise consider. These concessions are made to improve the collectability of the loan and generally take the form of a reduction of the interest rate, extension of the maturity date or reduction in the principal balance. The majority of the increase in restructured loans included in nonperforming loans during the second half of 2012 was a result of updated regulatory guidance in the third quarter of 2012.

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Summary of Changes in Nonperforming Loans From Continuing Operations

(in millions)

	1Q13	4Q12	3Q12	2Q12	1Q12
Balance at beginning of period	$674	$653	$657	$666	$727
Loans placed on nonaccrual status	278	288	276	350	214
Charge-offs	(91)	(104)	(141)	(131)	(132)
Loans sold	(42)	(44)	(43)	(49)	(27)
Payments	(83)	(78)	(74)	(110)	(65)
Transfers to OREO	(7)	(7)	(10)	(6)	(15)
Transfers to nonperforming loans held for sale	—	(8)	—	(16)	—
Transfers to other nonperforming assets	—	(1)	—	(14)	—
Loans returned to accrual status	(79)	(25)	(12)	(33)	(36)

Balance at end of period (a)	$650	$674	$653	$657	$666

(a)	March 31, 2013, December 31, 2012, and September 30, 2012 amounts exclude $22 million, $23 million, and $25 million, respectively, of purchased credit impaired loans acquired in July 2012.

Summary of Changes in Nonperforming Loans Held For Sale From Continuing Operations

(in millions)

	1Q13	4Q12	3Q12	2Q12	1Q12
Balance at beginning of period	$25	$19	$38	$24	$46
Transfers in	—	8	—	16	—
Net advances / (payments)	—	(1)	(1)	—	(1)
Loans sold	—	(1)	(17)	(1)	(1)
Transfers to OREO	—	—	(1)	—	—
Valuation adjustments	(2)	—	—	(1)	(1)
Loans returned to accrual status / other	—	—	—	—	(19)

Balance at end of period	$23	$25	$19	$38	$24

Summary of Changes in Other Real Estate Owned, Net of Allowance, From Continuing Operations

(in millions)

	1Q13	4Q12	3Q12	2Q12	1Q12
Balance at beginning of period	$22	$29	$28	$61	$65
Properties acquired — nonperforming loans	7	7	11	6	15
Valuation adjustments	(3)	(2)	(2)	(7)	(7)
Properties sold	(5)	(12)	(8)	(32)	(12)

Balance at end of period	$21	$22	$29	$28	$61

KeyCorp Reports First Quarter 2013 Profit

April 18, 2013

Line of Business Results

(dollars in millions)

						Percent change 1Q13 vs.
	1Q13	4Q12	3Q12	2Q12	1Q12	4Q12	1Q12
Key Community Bank
Summary of operations
Total revenue (TE)	$549	$580	$575	$537	$532	(5.3)%	3.2%
Provision (credit) for loan and lease losses	59	26	123	(4)	4	126.9	N/M
Noninterest expense	440	502	478	455	436	(12.4)	.9
Net income (loss) attributable to Key	31	33	(17)	54	58	(6.1)	(46.6)
Average loans and leases	28,982	28,633	27,771	26,420	25,981	1.2	11.6
Average deposits	49,359	49,848	49,276	47,952	47,506	(1.0)	3.9
Net loan charge-offs	47	12	91	46	47	291.7	—
Net loan charge-offs to average total loans	.66%	.17%	1.30%	.70%	.73%	N/A	N/A
Nonperforming assets at period end	$495	$459	$422	$401	$402	7.8	23.1
Return on average allocated equity	4.38%	4.55%	(2.39)%	7.82%	8.18%	N/A	N/A
Average full-time equivalent employees	8,830	8,998	9,193	8,742	8,707	(1.9)	1.4
Key Corporate Bank
Summary of operations
Total revenue (TE)	$379	$403	$369	$371	$378	(6.0)%	.3%
Provision (credit) for loan and lease losses	4	11	(3)	4	13	(63.6)	(69.2)
Noninterest expense	209	207	200	213	222	1.0	(5.9)
Net income (loss) attributable to Key	105	116	109	95	91	(9.5)	15.4
Average loans and leases	20,039	19,477	18,886	18,532	18,584	2.9	7.8
Average loans held for sale	409	538	441	514	509	(24.0)	(19.6)
Average deposits	13,957	13,672	12,872	12,408	11,556	2.1	20.8
Net loan charge-offs	(1)	21	8	9	25	N/M	N/M
Net loan charge-offs to average total loans	(.02)%	.43%	.17%	.20%	.54%	N/A	N/A
Nonperforming assets at period end	$136	$175	$197	$248	$237	(22.3)	(42.6)
Return on average allocated equity	26.35%	28.26%	26.06%	22.00%	19.89%	N/A	N/A
Average full-time equivalent employees	1,924	1,912	2,001	2,026	2,020	.6	(4.8)

TE = Taxable Equivalent, N/A = Not Applicable, N/M = Not Meaningful